Exhibit 107

Calculation of Filing Fee Tables

S-3ASR
(Form Type)

TE Connectivity Inc.
Tyco Electronics Group S.A.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Registered Shares of TE Connectivity Ltd.	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Warrants of TE Connectivity Ltd.	Other(2)	(1)	(1)	(1)	(1)	(1)
	Other	Units of TE Connectivity Ltd.(3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Guarantees of TE Connectivity Ltd.	Other(4)	(1)	(1)	(1)	(1)	(1)
	Debt	Debt Securities of Tyco Electronics Group S.A.	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Units of Tyco Electronics Group S.A.(3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts			N/A				N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of all of the registration fee.

(2)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is due for the warrants.

(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(4)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for the guarantees.